As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVI BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One S.W. Columbia St., Suite 1105
Portland, OR 97258
(503) 227-0554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan P. Timmins
President and Chief Operating Officer

AVI BioPharma, Inc.
One S.W. Columbia, Suite 1105, Portland, OR 97258
(503) 227-0554
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Michael C. Phillips, Esq.

Davis Wright Tremaine LLP

23rd Floor

1300 S.W. Fifth Avenue

Portland, Oregon 97201

(503) 241-2300

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.0001 per share	692,003	$7.13	$4,933,981.30	$527.94

(1)                                  Pursuant to Rule 416 under the Securities Act, includes such indeterminate amounts and numbers of common stock as may be issued upon a stock split, stock dividend or similar transaction.

(2)                                  Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933 using the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq National Market on April 7, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholder named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2006

PROSPECTUS

AVI BIOPHARMA, INC.

692,003 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling shareholder identified in this prospectus, and its pledgees, assignees and successors-in-interest, of 692,003 shares of our common stock. We are filing the registration statement of which this prospectus is a part in order to fulfill contractual obligations with the selling shareholder.

The prices at which such shareholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our common stock is quoted on the Nasdaq National Market under the symbol “AVII.” The closing sales price of our common stock on the Nasdaq National Market on April 7, 2006 was $ 7.05 per share.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2006.

TABLE OF CONTENTS

Prospectus Summary

About AVI BioPharma, Inc.

Risk Factors

Special Note Regarding Forward-looking Statements

Use of Proceeds

Description of Transaction

Selling Shareholder

Plan of Distribution

Legal Matters

Experts

Where You Can Find More Information

Incorporation of Certain Documents by Reference

Our executive offices are located at One S.W. Columbia, Suite 1105, Portland, OR 97258. Our telephone number is (503) 227-0554, fax number is (503) 227-0751, and our website address is www.avibio.com. The information on our website is not incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus, including information incorporated by reference in this prospectus, or any supplement to which we have referred you. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

NEUGENE®, Resten-NG® and AVICINE® are registered trademarks of AVI. Resten-MP™ and Oncomyc-NGTM are trademarks of AVI. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Certain Documents by Reference” on page 13.

Unless the context otherwise requires, all references to “we,” “our,” “our company, or “the Company” in this prospectus refer to AVI BioPharma, Inc., an Oregon corporation.

About AVI BioPharma, Inc.

We are a biopharmaceutical company developing therapeutic products principally based on third-generation NEUGENE® antisense technology. Our principal products in development target life-threatening diseases, including cardiovascular disease and infectious disease. Currently approved drugs or other therapies for these diseases often prove to be ineffective or produce undesirable side effects. Our pre-clinical and clinical studies indicate that our technology may produce drugs that we believe offer more effective treatment options with fewer side effects than currently approved products. A patent estate including 172 patents (foreign and domestic) issued or licensed to us and 151 pending patent applications (domestic and foreign) protects our technologies. Our lead product candidate, Resten-NG®, targets a market we believe may exceed $3 billion worldwide.

The Offering

Common stock offered by selling shareholder	692,003 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq National Market symbol	AVII

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

The following factors should be considered in evaluating our outlook. If the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price of our common stock may fall, causing a loss of some or all of an investment in our common stock.

Our products are in an early stage of research and development and may not be determined to be safe or effective.

We are only in the early stages of research and clinical development with respect to our NEUGENE antisense pharmaceutical products. We have devoted almost all of our time to research and development of our technology and products, protecting our proprietary rights and establishing strategic alliances. Our potential products are in the pre-clinical or clinical stages of research and development and will require significant further research, development, clinical testing and regulatory clearances. We have no products available for sale and we do not expect to have any products available for sale for several years. Our proposed products are subject to development risks. These risks include the possibilities that any of the products could be found to be ineffective or toxic, or could fail to receive necessary regulatory clearances. We have not received any significant revenues from the sale of products and we may not successfully develop marketable products that will increase sales and, given adequate margins, make us profitable. Third parties may develop superior or equivalent, but less expensive, products.

We have incurred net losses since our inception and we may not achieve or sustain profitability.

We incurred a net loss of $24.8 million in 2004 and $16.7 million in 2005. As of December 31, 2005, our accumulated deficit was $173.0 million. Our losses have resulted principally from expenses incurred in research and development of our technology and products and from selling, general and administrative expenses that we have incurred while building our business infrastructure. We expect to continue to incur significant operating losses in the future as we continue our research and development efforts and seek to obtain regulatory approval of our products. Our ability to achieve profitability depends on our ability to raise additional capital, complete development of our products, obtain regulatory approvals and market our products. It is uncertain when, if ever, we will become profitable.

If we fail to attract significant additional capital, we may be unable to continue to successfully develop our products.

Since we began operations, we have obtained operating funds primarily by selling shares of our common stock. Based on our current plans, we believe that current cash balances will be sufficient to meet our operating needs for the current fiscal year. Furthermore, the actual amount of funds that we will need will be determined by many factors, some of which are beyond our control. These factors include the success of our research and development efforts, the status of our pre-clinical and clinical testing, costs relating to securing regulatory approvals and the costs and timing of obtaining new patent rights, regulatory changes, competition and technological developments in the market. We may need funds sooner than currently anticipated.

If necessary, potential sources of additional funding could include strategic relationships, public or private sales of shares of our common stock or debt or other arrangements. We may not be able to obtain additional funding when we need it on terms that will be acceptable to us or at all. If we raise funds by selling additional shares of our common stock or securities convertible into our common stock, the ownership interest of our existing shareholders will be diluted. If we are unable to obtain financing when needed, our business and future prospects would be materially adversely affected.

If we fail to receive necessary regulatory approvals, we will be unable to commercialize our products.

All of our products are subject to extensive regulation by the United States Food and Drug Administration, or FDA, and by comparable agencies in other countries. The FDA and these agencies require new pharmaceutical products to undergo lengthy and detailed clinical testing procedures and other costly and time-consuming compliance procedures. We do not know when or if we will be able to submit our products for regulatory review. Even if we submit a new drug application, there may be delays in obtaining regulatory approvals, if we obtain them at all. Sales of our products outside the United States will also be subject to regulatory requirements governing clinical trials and product approval. These requirements vary from country to country and could delay introduction of our products in those countries. We cannot assure you that any of our products will receive marketing approval from the FDA or comparable foreign agencies.

We may fail to compete effectively, particularly against larger, more established pharmaceutical companies, causing our business to suffer.

The biotechnology industry is highly competitive. We compete with companies in the United States and abroad that are engaged in the development of pharmaceutical technologies and products. They include biotechnology, pharmaceutical, chemical and other companies; academic and scientific institutions; governmental agencies; and public and private research organizations.

The financial and technical resources and production and marketing capabilities of many of these entities, some of which are our competitors, exceed our resources and capabilities. Our industry is characterized by extensive research and development and rapid technological progress. Competitors may successfully develop and market superior or less expensive products which render our products less valuable or unmarketable.

We have limited operating experience.

We have engaged solely in the research and development of pharmaceutical technology. Although some members of our management team have experience in biotechnology company operations, we have limited experience in manufacturing or selling pharmaceutical products. We also have only limited experience in negotiating and maintaining strategic relationships and in conducting clinical trials and other later-stage phases of the regulatory approval process. We may not successfully engage in some or all of these activities.

We have limited manufacturing capacity.

While we believe that we can produce materials for clinical trials and produce products for human use at our recently completed GMP manufacturing facility, we may need to expand our commercial manufacturing capabilities for products in the future if we elect not to or cannot contract with others to manufacture our products. This expansion may occur in stages, each of which would require regulatory approval, and product demand could at times exceed supply capacity. We have not selected a site for any expanded facilities and do not know what the construction cost will be for such facilities and whether we will have the financing needed for such construction. We do not know if or when the FDA will determine that such facilities comply with Good Manufacturing Practices. The projected location and construction of any facilities will depend on regulatory approvals, product development, pharmaceutical partners and capital resources, among other factors. We have not obtained regulatory approvals for any productions facilities for our products, nor can we assure investors that we will be able to do so.

If we lose key personnel or are unable to attract and retain additional, highly skilled personnel required for our activities, our business will suffer.

Our success will depend to a large extent on the abilities and continued service of several key employees, including Drs. Denis Burger, Patrick Iversen, and Dwight Weller. We maintain key man life insurance in the amount of $1,000,000 for Dr. Burger and $500,000 for each of Drs. Iversen and Weller. The loss of any of these key employees could significantly delay the achievement of our goals. Competition for qualified personnel in our industry is intense, and our success will depend on our ability to attract and retain highly skilled personnel. To date, we have been successful in attracting and retaining key personnel. We are not aware of any key personnel who plan to retire or otherwise leave the Company in the near future.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly, and our failure to do so will harm our ability to compete and the results of our operations.

Our success will depend on our existing patents and licenses and our ability to obtain additional patents in the future. A patent estate including 172 patents (domestic and foreign) issued or licensed to us, and 151 pending patent applications (domestic and foreign) protects our technologies. We license the composition, manufacturing and use of AVICINE in all fields, except fertility regulation, from The Ohio State University. We license other patents for certain complementary technologies from others.

Some of our patents on core technologies expire as early as 2008, including for NEUGENES. Based on patented improvements and additions to such core patents, however, we believe our patent protection for those products and other products extend beyond 2020.

We cannot assure you that our pending patent applications will result in patents being issued in the United States or foreign countries. In addition, the patents which have been or will be issued may not afford meaningful protection for our technology and products. Competitors may develop products similar to ours which do not conflict with our patents. Others may challenge our patents and, as a result, our patents could be narrowed or invalidated. The patent position of biotechnology firms generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. No consistent policy has emerged from the United States Patent and Trademark Office (USPTO), or the courts regarding the breadth of claims allowed or the degree of protection afforded under biotechnology patents. In addition, there is a substantial backlog of biotechnology patent applications at the USPTO and the approval or rejection of patents may take several years.

Our success will also depend partly on our ability to operate without infringing upon the proprietary rights of others, as well as our ability to prevent others from infringing on our proprietary rights. We may be required at times to take legal action to protect our proprietary rights and, despite our best efforts, we may be sued for infringing on the patent rights of others. We have not received any communications or other indications from owners of related patents or others that such persons believe our products or technology may infringe their patents. Patent litigation is costly and, even if we prevail, the cost of such litigation could adversely affect our financial condition. If we do not prevail, in addition to any damages we might have to pay, we could be required to stop the infringing activity or obtain a license. Any required license may not be available to us on acceptable terms, or at all. If we fail to obtain a license, our business might be materially adversely affected.

To help protect our proprietary rights in unpatented trade secrets, we require our employees, consultants and advisors to execute confidentiality agreements. However, such agreements may not provide us with adequate protection if confidential information is used or disclosed improperly. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Further, others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets.

If our strategic relationships are unsuccessful, our business could be harmed.

Our strategic relationship with Exelixis and others are important to our success. The development, improvement and marketing of many of our key therapeutic products are or will be dependent on the efforts of our strategic partners. The transactions contemplated by our agreements with strategic partners, including the equity purchases and cash payments, are subject to numerous risks and conditions. The occurrence of any of these events could severely harm our business.

Our near-term strategy is to co-develop products with strategic partners or to license the marketing rights for our products to pharmaceutical partners after we complete one or more Phase II clinical trials. In this manner, the extensive costs associated with late-stage clinical development and marketing will be shared with, or the responsibility of, our strategic partners.

To fully realize the potential of our products, including development, production and marketing, we may need to establish other strategic relationships.

We may be subject to product liability lawsuits and our insurance may not be adequate to cover damages.

We believe we carry adequate insurance for the product development research we currently conduct. In the future, when we have products available for commercial sale and use, the use of our products will expose us to the risk of product liability claims. Although we intend to obtain product liability insurance coverage, product liability insurance may not continue to be available to us on acceptable terms and our coverage may not be sufficient to cover all claims against us. A product liability claim, even one without merit or for which we have substantial coverage, could result in significant legal defense costs, thereby increasing our expenses, lowering our earnings and, depending on revenues, potentially resulting in additional losses.

Continuing efforts of government and third party payers to contain or reduce the costs of health care may adversely affect our revenues and future profitability.

In addition to obtaining regulatory approval, the successful commercialization of our products will depend on the ability to obtain reimbursement for the cost of the product and treatment from the consumers of or third-party payors for such products. Government authorities, private health insurers and other organizations, such as health maintenance organizations are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed health care in the United States, the growth of healthcare organizations such as HMOs, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reducing demand for our products. The cost containment measures that healthcare providers are instituting and any healthcare reform could affect our or our marketing partner’s ability to sell our products and may have a material adverse effect on our financial results from operations. Reimbursement in the United States or foreign countries may not be available for any of our products, any reimbursement granted may be reduced or discontinued, and limits on reimbursement available from third-party payors may reduce the demand for, or the price of, our products. The lack or inadequacy of third-party reimbursements for our products would have a material adverse effect on our operations. Additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future that adversely affects our products and our business.

If we fail to establish strategic relationships with larger pharmaceutical partners, our business may suffer.

We do not intend to conduct late-stage (Phase III) human clinical trials ourselves. We anticipate entering into relationships with larger pharmaceutical companies to conduct these and later pharmaceutical trials and to market our products. We also plan to continue to use contract manufacturing for late stage clinical and commercial quantities of our products. We may be unable to enter into partnerships or other relationships, which could impede our ability to bring our products to market. Any such partnerships, if entered into at all, maybe on less than favorable terms and may not result in the successful development or marketing of our products. If we are unsuccessful in establishing advantageous clinical testing, manufacturing and marketing relationships, we are not likely to generate significant revenues and become profitable.

We use hazardous substances in our research activities.

We use organic and inorganic solvents and reagents in our clinical development that are customarily used in pharmaceutical development and synthesis. Some of these chemicals, such as methylene chloride, isopropyl alcohol, ethyl acetate and acetane, may be classified as hazardous substances, are flammable and, if exposed to human skin can cause anything from irritation to severe burns. We receive, store, use and dispose of such chemicals in compliance with all applicable laws with containment storage facilities and contained handling and disposal safeguards and procedures. We are routinely inspected by federal, state and local governmental and public safety agencies regarding our storage, use and disposal of such chemicals, including the federal Occupational, Safety and Health Agency (“OSHA”), the Oregon Department of Environmental Quality (“DEQ”) and local fire departments, without any material noncompliance issues in such inspections to date. Further, our usage of such chemicals is limited and falls below the reporting thresholds under federal law. Based on our limited use of such chemicals, the nature of such chemicals and the safeguards undertaken by the Company for storage, use and disposal, we believe we do not have any material exposure for toxic tort liability. Further, the cost of such compliance is not a material cost in our operating budget. While we do not have toxic tort liability insurance at this time, we believe our current insurance coverage is adequate to cover most liabilities that may arise from our use of such substances. If we are wrong in any of our beliefs, we could incur a liability in certain circumstances that would be material to our finances and the value of an investment in our securities.

Risks Related to Share Ownership

Our right to issue preferred stock, our classified Board of Directors and Oregon Anti-Takeover laws may delay a takeover attempt and prevent or frustrate any attempt to replace or remove the then current management of the Company by shareholders.

Our authorized capital consists of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Our Board of Directors, without any further vote by the shareholders, has the authority to issue preferred shares and to determine the price, preferences, rights and restrictions, including voting and dividend rights, of these shares. The rights of the holders of shares of common stock may be affected by the rights of holders of any preferred shares that our board of directors may issue in the future. For example, our Board of Directors may allow the issuance of preferred shares with more voting rights, higher dividend payments or more favorable rights upon dissolution, than the shares of common stock or special rights to elect directors.

In addition, we have a “classified” Board of Directors, which means that only one-half of our directors are eligible for election each year. Therefore, if shareholders wish to change the composition of our Board of Directors, it could take at least two years to remove a majority of the existing directors or to change all directors. Having a classified Board of Directors may, in some cases, delay mergers, tender offers or other possible transactions which may be favored by some or a majority of our shareholders and may delay or frustrate action by shareholders to change the then current Board of Directors and management.

The Oregon Control Share Act and Business Combination Act may limit parties who acquire a significant amount of voting shares from exercising control over us for specific periods of time. These acts may lengthen the period for a proxy contest or for a person to vote their shares to elect the majority of our Board and change management.

Our stock price is volatile and may fluctuate due to factors beyond our control.

Historically, the market price of our stock has been highly volatile. The following types of announcements could have a significant impact on the price of our common stock: positive or negative results of testing and clinical trials by ourselves, strategic partners, or competitors; delays in entering into corporate partnerships; technological innovations or commercial product introductions by ourselves or competitors; changes in government regulations; developments concerning proprietary rights, including patents and litigation matters; public concern relating to the commercial value or safety of any of our products; financing or other corporate transactions; or general stock market conditions.

The significant number of our shares of common stock eligible for future sale may cause the price of our common stock to fall.

We have outstanding 52,925,682 shares of common stock as of April 3, 2006, and all are eligible for sale under Rule 144 or are otherwise freely tradeable. In addition:

•                  Our employees and others hold options to buy a total of 5,706,382 shares of common stock, of which 3,735,497 shares were exercisable at April 3, 2006. The options outstanding have exercise prices between $1.76 to $8.13 per share. The shares of common stock to be issued upon exercise of these options have been registered, and, therefore, may be freely sold when issued;

•                  There are outstanding warrants to buy 11,508,103 shares of common stock at April 3, 2006 with exercise prices ranging from $.0003 to $35.63 per share. All of these shares of common stock are registered for resale and may be freely sold when issued;

•                  We may issue options to purchase up to an additional 1,704,011 shares of common stock at April 3, 2006 under our stock option plans, which also will be fully saleable when issued except to the extent limited under Rule 144 for resales by our officers and directors;

•                  We are authorized to sell up to 39,807 shares of common stock under our Employee Stock Purchase Plan to our full-time employees, nearly all of whom are eligible to participate;

•                  We have also granted certain contractual rights to purchase (i) an additional 352,113 shares of our common stock at a price of $7.10 per share and (ii) the right to purchase up to $7,500,000 of our common stock based on the average closing sales price for the five days preceding the commitment to purchase. If we meet certain technological milestones, the holder of these rights is obligated to purchase shares of common stock from us. The holder of these rights may require us to register the shares issued upon the exercise of such purchase rights.

Sales of substantial amounts of shares into the public market could lower the market price of our common stock.

We do not expect to pay dividends in the foreseeable future.

We have never paid dividends on our shares of common stock and do not intend to pay dividends in the foreseeable future. Therefore, you should only invest in our common stock with the expectation of realizing a return through capital appreciation on your investment. You should not invest in our common stock if you are seeking dividend income.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, in addition to historical information, forward-looking statements regarding our plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. We have based these forward-looking statements largely on our expectations. Forward-looking statements in this report include, but are not necessarily limited to, those relating to:

•                  our intention to introduce new products,

•                  receipt of any required FDA or other regulatory approval for our products,

•                  our expectations about the markets for our products,

•                  acceptance of our products, when introduced, in the marketplace,

•                  our future capital needs,

•                  results of our research and development efforts, and

•                  success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in the “Risk Factors” and detailed herein and in our other Securities and Exchange Commission filings, including among others:

•                  the effect of regulation by the FDA and other governmental agencies,

•                  delays in obtaining, or our inability to obtain, approval by the FDA or other regulatory authorities for our products,

•                  research and development efforts, including delays in developing, or the failure to develop, our products,

•                  the development of competing or more effective products by other parties,

•                  the results of pre-clinical and clinical testing,

•                  uncertainty of market acceptance of our products,

•                  problems that we may face in manufacturing, marketing, and distributing our products,

•                  our inability to raise additional capital when needed,

•                  delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies, and

•                  problems with important suppliers and business partners.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this report or incorporated by reference might not occur. Factors that cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the selling shareholder’s shares of common stock will belong to the selling shareholder. We will not receive any proceeds from those sales.

DESCRIPTION OF TRANSACTION

On March 10, 2006, we entered into a transaction with Cook Group Incorporated (“Cook”) for Cook’s development and commercialization of products for vascular diseases. We entered into a license agreement with Cook with respect to our NEUGENE® antisense technology in certain applications. In connection with that license, Cook will take over clinical development of our device–related programs for cardiovascular restenosis, including our Resten–NG® drug–eluting stent (DES) program, Resten–MP™ microparticle delivery program and our new program for catheter delivery of Resten–NG.

Cook will fully fund the development, clinical and regulatory costs of these programs in the U.S. and Europe leading to commercialization. This funding is expected to result in expenditures by Cook that could reach $100 million.

We also entered into a supply agreement with Cook to sell to Cook the drugs for development, clinical studies and commercialization. Cook will take over our facilities and personnel at our Colorado site.

Finally, we entered into a stock purchase agreement under which Cook acquired 692,003 shares of our common stock for $5 million and we agreed to register those shares for resale by Cook.

SELLING SHAREHOLDER

This prospectus relates to the resale from time to time of up to a total of 692,003 shares of our common stock by the selling shareholder. The shares were issued in a private placement exempt from registration requirements under the Securities Act of 1933, as amended. Under the stock purchase agreement pursuant to which we sold the shares, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the resale of these shares and to keep the registration statement effective until the earlier of the date when all of the shares registered hereunder are sold, or the date on which the shares registered hereunder can be sold without registration as to the number of shares sold or March 13, 2009.

The following table, based upon information currently known by us, sets forth as of April 3, 2006: (i) the number of shares held of record or beneficially by the selling shareholder as of such date and (ii) the number of shares that may be offered under this prospectus. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within sixty (60) days after April 3, 2006, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder	Common Stock Beneficially owned prior to the offering	Common stock owned upon completion of the offering(1)	Percentage of common stock owned upon completion of this offering(1)

Cook Group Incorporated, an Indiana corporation(2)	692,003	0	Less than 1%

(1)   The table assumes the sale of the selling shareholder of all of its shares of common stock available for resale under this prospectus. Percent calculations are based on 52,925,682 shares of our common stock issued and outstanding as of April 3, 2006.

(2)   M. Kem Hawkins, Executive Vice President and Chief Financial Officer holds voting and investment power over the shares held by Cook Group Incorporated. Accordingly, he may be deemed to be the beneficial owner of such shares. Mr. Hawkins disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

PLAN OF DISTRIBUTION

The selling shareholder of our common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•                  an exchange distribution in accordance with the rules of the applicable exchange,

•                  privately- negotiated transactions,

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

•                  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share,

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•                  a combination of any such methods of sale, or

•                  any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling shareholder may be deemed to be an  “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) March 13, 2009. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock being offered hereby has been passed upon for AVI BioPharma, Inc. by Davis Wright Tremaine LLP of Portland, Oregon.

EXPERTS

The financial statements of AVI BioPharma, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.avibio.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

•                  Annual Report on Form 10-K for the year ended December 31, 2005;

•                  Current Report on Form 8-K filed on March 28, 2006; and

•                  The description of our common stock contained in our registration statement on Form 8-A filed on May 29, 1997.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

AVI BioPharma, Inc.
Investor Relations
One S.W. Columbia
Suite 1105
Portland, OR 97258
Attn: Michael C. Hubbard
(503) 227-0554

The mailing address of our principal executive offices is AVI BioPharma, Inc., One S.W. Columbia Suite 1105 Portland, OR 97258, and our telephone number at that location is (503) 227-0554.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                            Other expenses of issuance and distribution.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by the Registrant in connection with registration of 692,003 shares of its common stock for resale hereunder.

SEC registration fee	$527.94
Printing and engraving fees*	3,000
Legal expenses*	30,000
Accounting fees and expenses*	15,000
NASD, Nasdaq and blue sky expenses*	0
Transfer Agent fees and expenses*	500
Miscellaneous*	972.06
Total	$50,000

(*) The amounts marked with a * above are estimates.

Item 15.                            Indemnification of directors and officers.

Our Amended and Restated Articles of Incorporation provide for indemnification by us or our directors and former directors, and for advancement of reasonable expenses incurred by each such person upon an undertaking by such person to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. Our Bylaws also provide that we shall have the power to indemnify our directors and officers pursuant to applicable law. Such indemnification does not cover matters involving (i) the breach of a director’s duty of loyalty, (ii) actions or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends, stock purchases or redemptions or (iv) any transaction from which a director derives an improper personal benefit.

We have entered into indemnification agreements with each of our directors. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such director or officer in any action or proceeding, including any action by or in our right, arising out of such person’s services as one of our directors or officers, to any of our subsidiaries or to any other company or enterprise to which the director or officer provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16.         Exhibits

Exhibit Number*	Exhibit Description	Incorporated by Reference to Filings Indicated				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Third Restated Articles of Incorporation of AntiVirals Inc.	SB-2	333-20513	3.1	May 29, 1997
4.2	First Amendment to Third Restated Articles of Incorporation.	8-K	0-22613	3.3	September 30, 1998
4.3	Amendment to Article 2 of the Company’s Third Restated Articles of Incorporation.	DEF 14A	1-14895	N/A	April 11, 2002
4.4	Bylaws of AntiVirals Inc.	SB-2	333-20513	3.2	May 29, 1997
5.1	Opinion of Davis Wright Tremaine LLP (contained in Exhibit 23.2).					X
10.50+	Supply Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
10.51+	License and Development Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
10.52	Investment Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Davis Wright Tremaine LLP.					X
24.1	Power of Attorney (contained on page 19).					X

(*)   Materials in the exhibit marked with a “+” have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.

Item 17.                            Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon on April 11, 2006.

AVI BIOPHARMA, INC.

By:	/s/ DENIS R. BURGER, PH.D.
Denis R. Burger, Ph.D. Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denis R. Burger, Alan P. Timmins and Mark M. Webber, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DENIS R. BURGER, PH.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 11, 2006
Denis R. Burger, Ph.D.

/s/ ALAN P. TIMMINS	President, Chief Operating Officer, and Director	April 11, 2006
Alan P. Timmins

/s/ MARK M. WEBBER	Chief Financial Officer and Chief Information Officer (Principal Financial and Accounting Officer)	April 11, 2006
Mark M. Webber

/s/ DWIGHT D. WELLER, PH.D.	Senior Vice President of Chemistry and Manufacturing and Director	April 11, 2006
Dwight D. Weller, Ph.D.

/s/ JOHN W. FARA, PH.D.	Director	April 11, 2006
John W. Fara, Ph.D.

/s/ JAMES B. HICKS, PH.D.	Director	April 11, 2006
James B. Hicks, Ph.D.

/s/ JACK L. BOWMAN	Director	April 11, 2006
Jack L. Bowman

/s/ K. MICHAEL FORREST	Director	April 11, 2006
K. Michael Forrest

/s/ JOHN C. HODGMAN	Director	April 11, 2006
John C. Hodgman

INDEX TO EXHIBITS

Exhibit Number*	Exhibit Description	Incorporated by Reference to Filings Indicated				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Third Restated Articles of Incorporation of AntiVirals Inc.	SB-2	333-20513	3.1	May 29, 1997
4.2	First Amendment to Third Restated Articles of Incorporation.	8-K	0-22613	3.3	September 30, 1998
4.3	Amendment to Article 2 of the Company’s Third Restated Articles of Incorporation.	DEF 14A	1-14895	N/A	April 11, 2002
4.4	Bylaws of AntiVirals Inc.	SB-2	333-20513	3.2	May 29, 1997
5.1	Opinion of Davis Wright Tremaine LLP (contained in Exhibit 23.2).					X
10.50+	Supply Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
10.51+	License and Development Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
10.52	Investment Agreement, dated March 10, 2006, by and between Cook Group Incorporated and AVI BioPharma, Inc.					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Davis Wright Tremaine LLP.					X
24.1	Power of Attorney (contained on page 19).					X

(*)  Materials in the exhibit marked with a “+” have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Securities and Exchange Commission.